UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2013

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	59-3434771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, TearLab Corporation (the “Company”) announced that it had entered into a nonstatutory stock option agreement with Joseph Jensen, the Company’s President and Chief Operating Officer (the “Stock Option Agreement”). The majority of the independent members of the Company’s Board of Directors approved the grant of an option to purchase 300,000 shares of common stock of the Company, par value $0.001 (the “Stock Option”) to Mr. Jensen. The Stock Option Agreement was entered into and Stock Option was granted pursuant to the terms of Mr. Jensen’s offer letter with the Company, dated September 24, 2013. The summary of the Stock Option Agreement in this current report is qualified in its entirety by reference to the Nonstatutory Stock Option Agreement complete text, filed as an exhibit to this Current Report as Exhibit 10.1.

The Stock Option is a stand-alone inducement award that was granted outside of the Company’s 2002 Stock Incentive Plan. The Stock Option has a ten-year term and a per share exercise price equal to the higher of (i) the closing price per share of the Company’s common stock as quoted on the Nasdaq Capital Market on October 21, 2013 or (ii) the prior five-day volume weighted average price of the Company’s common stock as quoted on the Nasdaq Capital Market at the close of business on October 21, 2013. The Stock Option has a vesting commencement date of October 21, 2013, Mr. Jensen’s start date with the Company, and will vest in equal annual increments over a three year period, subject to Mr. Jensen’s continued employment or service with the Company through the applicable vesting dates. In addition, the Stock Option will fully accelerate as to vesting in the event of a Change of Control, as such term is defined in the Stock Option Agreement provided that Mr. Jensen has not terminated his service. The Company will register the shares of common stock underlying the Option Grant on Form S-8 on the date hereof.

In reliance upon the exception provided by paragraph (c)(4) of Rule 5635 of the NASDAQ Listing Rules, the Company is not required to obtain shareholder approval with respect to issuances to a person as an inducement material to the individual's entering into employment with the Company, provided such issuances are approved by either the Company's independent compensation committee or a majority of the Company's independent directors.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.1#	Nonstatutory Stock Option Agreement, dated October 21, 2013, by and between the Company and Joseph Jensen.
99.1	Text of press release issued by TearLab Corporation, dated October 21, 2013.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:     October 21, 2013